Exhibit 99.1

Applied DNA Sciences Enters Textile Markets with Champion Thread Company

STONY BROOK, N.Y., May 10, 2007 /BusinessWire/ — Applied DNA Sciences, Inc. (OTC Bulletin Board: APDN), a provider of DNA-based security solutions, today announced that it has entered into an agreement with Champion Thread Company (CTC), a leading supplier of industrial sewing threads, under which CTC will become the exclusive reseller of APDN’s SigNature DNA Markers in CTC’s markets worldwide. APDN and CTC will work together to develop, commercialize and distribute SigNature DNA marked products to the textile industry. This Agreement supersedes and replaces a previously signed Reseller Agreement between APDN and CTC.

Under the terms of the Agreement, CTC will be granted exclusive worldwide rights to be the reseller for the thread, yarn, woven labels, and printed labels for textiles markets for an initial period of four years with automatic annual renewals thereafter, subject to either party’s right not to renew. APDN will receive certain royalties on all sales made by CTC.
The textile industry is a key component of the U.S. economy, contributing $60 billion to the U.S. gross domestic product in 2002 (National Council of Textile Organizations). Counterfeit items are a significant and growing problem with all kinds of consumer goods, especially in the retail and apparel industries. In the United States, $1.29 billion worth of seizures and losses were incurred as a result of counterfeit apparel and other consumer products. Approximately 30% of counterfeit goods seized throughout the world are textile products (Organization for Economic Cooperation and Development, Jan. 2007), indicating a large market with a strong need for additional security measures. APDN SigNature DNA Thread can help textile vendors, clothing and accessory manufacturers and governments authenticate thread, yarn and fabric at any stage in the supply chain. The effectiveness of Signature DNA Markers in authenticating sewing thread has been independently verified by Idaho National Laboratories which is managed and operated by Battelle Energy Alliance LLC for the Department of Energy.

“Champion Thread strives to be at the forefront of technology and innovation in our industry and this agreement underscores that commitment once again.” commented Bob Poovey, Champion’s president. “We are excited about working with Applied DNA Sciences and the use of DNA-embedded sewing threads.”

 Dr. James A. Hayward, CEO of Applied DNA Sciences added, “We are pleased to enhance our relationship with Champion Thread, one of the leading sewing thread suppliers in the country. With this OEM relationship in place, we are now better able to service the anti-counterfeiting needs of textile and luxury brand owners. This is one more indication of the many ways in which SigNature DNA can be utilized to authenticate a wide variety of products and provides entrée into another important market where counterfeiting continues to grow.”

About Champion Thread Company
Champion Thread Company is a privately owned supplier, developer, and marketer of industrial sewing threads. CTC has been a supplier of sewing thread for over a quarter century. Headquartered in Gastonia, NC, CTC distributes to customers worldwide. CTC offers customers technical support, outstanding quality assurance, and premium products. Priding itself with innovative solutions to technical problems, CTC guarantees excellent customer satisfaction and support.

About Applied DNA Sciences, Inc.
Applied DNA Sciences, Inc. provides botanical DNA encryption, embedment and authentication solutions that can help protect companies, governments and consumers from counterfeiting, fraud, piracy, product diversion, identity theft and unauthorized intrusion into physical locations and databases. APDN’s common stock is listed on the Over-The-Counter Bulletin Board under the symbol “APDN”.

The statements made by APDN may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Registration Statement on Form SB-2 as amended, our Annual Report on Form 10-KSB, filed on January 16, 2007 and our subsequent quarterly report on Form 10-QSB. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

SOURCE Applied DNA Sciences, Inc.

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